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                                                                  EXHIBIT 4-d-3
                                                                  -------------
                              SUCCESSION AGREEMENT
                              --------------------


     The parties to this agreement are Allen-Bradley Company, Inc. a Wisconsin corporation ("Employer"), Kenneth W. Kruger ("Prior Trustee"), and NBD Bank, a State of Michigan banking corporation ("Successor Trustee"),

     WHEREAS, the Employer and the Prior Trustee previously entered into a trust agreement dated December 1, 1981 (the "Trust Agreement") pursuant to which the Employer designated the Prior Trustee as trustee of the trust fund under the Allen-Bradley Savings and Investment Plan for Salaried Employees and the Allen-Bradley Savings and Investment Plan for Hourly Employees (together called the "Plan"),

     WHEREAS, the Employer has determined to remove the Prior Trustee as trustee of a portion of the trust (such portion to be called the NBD Trust) under the Plan and to appoint the Successor Trustee as trustee. The parties are desirous of providing for such succession by the terms of this Agreement, to be effective October 1, 1995 ("Succession Date"),

     NOW, THEREFORE, the Employer, the Prior Trustee, and the Successor Trustee agree as follows:


1.   Succession of Trustee.
     ---------------------

     As of the Succession Date, the Successor Trustee shall be deemed to have succeeded the Prior Trustee as trustee of a certain portion of the Plan under the Plan and the Prior Trustee shall thereafter function only as contemplated by this Agreement and he may reasonably determine to be necessary or advisable in order that the trustee succession may be accomplished in an orderly and expeditious manner. To the extent applicable and necessary, the Successor Trustee shall act in the manner consistent with the provisions of the Trust Agreement, which is incorporated herein by reference.
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2.   Transfer Assets.
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     The prior trustee held no assets which are subject to the terms of this
Agreement.


3.   Transfer of Subsequent Receipts.
     --------------------------------

     The parties recognize that after the Succession Date, the Prior Trustee may continue to receive for an indeterminate period, income or other proceeds of the trust fund, or that portion which the Prior Trustee previously shall have transferred to the Successor Trustee, and it is contemplated that the Prior Trustee shall effect transfer of such additional receipts to the Successor Trustee at such time or times, not exceeding 30 days after receipts, as the Prior Trustee shall determine to be reasonable.

4.   Reports of Prior Trustee.
     -------------------------

     Since the Prior Trustee held no assets that were subject to the terms of this Agreement, the Prior Trustee shall not be required to provide any reports to the Successor Trustee concerning its prior trust administration.

5.   Responsibility of Successor Trustee.
     ------------------------------------

     The Successor Trustee shall become responsible for the trust fund under the Plan only when the same shall have been received by it, and shall not be required or obliged to proceed against the Prior Trustee or any other person to acquire assets of the plan or be under any duty to inquire into the administration of the trust by the Prior Trustee. The Successor Trustee shall not be responsible, and is hereby relieved and absolved from responsibility and liability, for any act or omission of the Prior Trustee in his administration of the trust fund prior to the Succession Date. The Successor Trustee shall invest the principal and income of the NBD Trust without direction and without distinction between principal and income of said NBD Trust, which has not been segregated in an Investment Manager Account or accounts, in every kind of property (real, personal or mixed, and every king of investment, specifically including, but not by way of limitation, corporate obligations of every kind and stocks preferred or common) which men of prudence, acting in a like capacity and familiar with such matters would use
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in the conduct of an enterprise of a like character and with like aims, as the Successor Trustee shall in its discretion determine, provided that the Successor Trustee shall not invest such principal and income in any security issued by Rockwell International Corporation. Notwithstanding any other provision of this Agreement, up to 10% of the contributions made to the NBD Trust may, to the extent permitted by the Employer, be invested by the Successor Trustee in any special investment fund maintained by the Successor Trustee designed to offer unusual possibilities for growth and capital investment, and specifically within the contemplation hereof, and notwithstanding any other provision of this instrument, the persons, natural or legal, who control the investment of this Trust, may cause any part or all of the assets of this Trust to be invested collectively with the money and other assets of trusts created by others by causing such money and other assets to be invested as part of a common, collective or commingled trust funds, as the same may have heretofore been or may hereafter be established by the Successor Trustee, which is qualified under the provisions of Section 401(a) and exempt under the provisions of Section 501(a) of the Internal Revenue Code of 1986, as the same may be amended. The money and other assets of this Trust so added to any such common, collective or commingled trust fund maintained by the Successor Trustee shall be subject to all of the provisions of the Declaration of Trust, as the same may be amended, under which any such common, collective or commingled trust fund shall be maintained, and for the period of any such collective investment of assets of this Trust such declaration of Trust, as the same may be amended, shall constitute a part of this instrument. The Successor Trustee shall have the sole responsibility with respect to selecting, making and retaining investments. The provisions of this paragraph 5 shall have the same force and effects as though set forth in the Trust Agreement between the Employer and the Prior Trustee.


6.   Advice of Counsel; Indemnification.
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     The Trustee may consult with counsel (who may be counsel for the Employer or for the Trustee in its corporate capacity), and the trustee shall not be deemed imprudent by reason of its talking or refraining from taking any action in accordance with the opinion
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of counsel. The Employer agrees, to the extent permitted by law, to fully and forever indemnify and hold the Trustee harmless from and against any claims, damages, losses, costs and expenses, including reasonable attorneys fees, that the Trustee may incur in the administration of the trust fund, unless arising from the Trustee's own negligent or willful breach of the provisions of this Agreement. Such indemnity shall survive the removal or resignation of the Trustee and the termination of this Agreement. This Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except such as may be required by any law which prohibits the waiver thereof.

7.   Trustee Not a Party to the Plan; Conflicting Terms.
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     The Trustee is not a party to the Plan and shall not have any obligations or liabilities thereunder. The terms of the Agreement shall prevail over any conflicting provisions of any Plan.

8.   Michigan Law.
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     The Agreement and the trust created with the Successor Trustee shall be construed, regulated and administered under the laws of the State of Michigan, and the Successor Trustee shall be liable to account only in the courts of such State.

9.   Further Instruments and Acts.
     -----------------------------

     The parties agree to execute and deliver any and all further instruments, and to perform any and all further acts, which may be necessary to desirable for the accomplishment of the purposes of this Agreement.

10.  Acceptance of Trust.
     --------------------

     By execution of this Agreement, the Successor Trustee signifies its acceptance, as Successor Trustee, of the terms and conditions of the trust and of the Plan as it pertains to the trust, and the Employer designates the Successor Trustee as Successor Trustee under the Plan.
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IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of the respective parties on ________________, 1996.


                                               ALLEN-BRADLEY COMPANY, INC.


----------------------------                   By: ----------------------
Witness                                            Kenneth W. Krueger
                                                   Vice President


                                               PRIOR TRUSTEE


---------------------------                        ----------------------
Witness                                            Kenneth W. Krueger

                                               NBD BANK
                                               SUCCESSOR TRUSTEE


--------------------------                     By: ----------------------
Witness